Exhibit 99.2

First Quarter 2017
Teleconference
Supplemental Data

Cautionary Statement

Forward-Looking Information    This communication contains forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our future financial and business performance and prospects, including forecasted 2017 second quarter and full year business and financial results, foreign currency impact, energy market conditions, pricing, capital investments and business acquisitions. These statements are based on the current expectations of management of Ecolab Inc (“the Company”). There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties are set forth under Item 1A of our most recent Annual Report on Form 10-K and our other our public filings with the Securities and Exchange Commission (the “SEC”) and include the vitality of the markets we serve, including the markets served by our Global Energy segment; the impact of worldwide economic factors such as the worldwide economy, credit markets, interest rates and foreign currency risk, including reduced sales and earnings in other countries resulting from the weakening of local currencies versus the U.S. dollar; exposure to economic, political and legal risks related to our international operations; the costs and effects of complying with laws and regulations relating to our operations; the occurrence of litigation or claims; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement except as required by law.

Non-GAAP Financial Information    This communication includes Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that a presentation of this information is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. Reconciliations of our non-GAAP measures included within this presentation are included in the “Non-GAAP Financial Measures” section of this presentation.

Please see Ecolab’s news release dated May 2, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	2

1Q 2017 Overview

◢Earnings:

▪	Reported diluted EPS $0.86, +12% versus last year; adjusted diluted EPS $0.80, +4% versus last year
▪

Discrete tax items included a $16 million ($0.05 per share) tax benefit resulting from the adoption of accounting changes regarding the treatment of excess tax benefits on share-based compensation (these are not included in our adjusted results)

◢Sales:

▪	Reported sales +2%; fixed currency and acquisition adjusted fixed currency sales +2%
▪	Global Institutional, Global Industrial and Other segment acquisition adjusted fixed currency sales +3%, offset by a narrowing decline in Global Energy sales
▪	New business growth and new product introductions drove share gains

◢Operating Margin:

▪	Reported operating margin -20 bps; adjusted fixed currency operating margin -10 bps
▪

Growth in Global Energy income as well as pricing, volume growth and cost savings initiatives in our Global Institutional, Global Industrial and Other segments were more than offset by higher delivered product costs (which included a $0.04 per share unfavorable currency hedge year-on-year comparison, representing a 5 percentage point negative impact to EPS growth) and investments in the business during the quarter

◢Outlook:

▪	2017: Adjusted diluted EPS of $4.70 to $4.90, +8% to 12%
▪	2Q: Adjusted diluted EPS of $1.08 to $1.15, +0% to 6%

Please see Ecolab’s news release dated May 2, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	3

1Q 2017 Results

	First Quarter Ended March 31
	Reported			Adjusted *
(unaudited)	Public Currency Rates		%	Public Currency Rates		%
(millions, except per share)	2017	2016	Change	2017	2016	Change
Net sales	$ 3,161.6	$ 3,097.4	2%	$ 3,161.6	$ 3,097.4	2%
Operating income	373.3	371.5	0%	381.0	377.8	1%
Net income attributable to Ecolab	253.5	230.8	10%	235.9	230.4	2%
Diluted earnings per share	$ 0.86	$ 0.77	12%	$ 0.80	$ 0.77	4%

				Adjusted *
	Fixed Currency Rates *		%	Fixed Currency Rates		%
	2016	2016	Change	2017	2016	Change
Net sales	$ 3,160.5	$ 3,091.2	2%	$ 3,160.5	$ 3,091.2	2%
Operating income	372.6	368.3	1%	380.3	374.6	2%

*See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated May 2, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	4

1Q 2017 Sales Growth Detail

	Fixed Rate	Acq./Div. Adj.
Global Industrial	% Change	% Change	Consolidated	% Change
Water	2%	1%	Volume & mix	1%
Food & Beverage	3%	3%	Pricing	1%
Paper	4%	4%	Subtotal	2%
Textile Care	4%	4%	Acq./Div.	0%
Life Sciences	8%	8%	Fixed currency growth	2%
Total Global Industrial	3%	3%	Currency impact	0%
			Total	2%
Global Institutional
Institutional	1%	2%
Specialty	5%	5%
Healthcare	22%	5%
Total Global Institutional	4%	3%

Global Energy	-2%	-2%

Other
Pest Elimination	6%	6%
Equipment Care	4%	4%
Total Other	5%	5%

Amounts in the tables above may reflect rounding. Acq./Div. Adj. excludes the impact of acquisitions and divestitures and sales to our deconsolidated Venezuelan subsidiaries.

Please see Ecolab’s news release dated May 2, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	5

1Q 2017 Income Statement / Margins

($ millions, unaudited)	2017	% sales	2016	% sales	% change	Comments*

Gross Profit	$ 1,470.1	46.5%	$ 1,466.0	47.3%	0%	The 80 bps decline was the result of higher delivered product costs (which include an unfavorable currency hedge year-on-year comparison), which more than offset pricing and cost savings.

SG&A	1,090.6	34.5%	1,088.2	35.1%	0%	The 60 bps improvement was driven by sales volume leverage and cost savings, which more than offset investments in the business.
Operating Income (fixed FX)
Global Industrial	127.0	11.3%	131.5	12.0%	(3)%

2017 acquisition adjusted fixed currency margins were 11.3% vs. 12.0% in 2016. Margins decreased 70 bps as improved pricing and sales volume gains were more than offset by higher delivered product costs (which include an unfavorable currency hedge year-on-year comparison); results also reflect the comparison to a strong quarter last year.

Global Institutional	192.1	17.8%	192.7	18.6%	0%

2017 acquisition adjusted fixed currency margins were 17.9% vs. 18.8% in 2016. Margins decreased 90 bps as pricing and sales volume gains were more than offset by innovation and customer investments and higher delivered product costs (which include an unfavorable currency hedge year-on-year comparison); results also reflect the comparison to a strong quarter last year.

Global Energy	73.0	9.6%	62.6	8.1%	17%

2017 acquisition adjusted fixed currency margins were 9.5% vs. 7.7% in 2016 reflecting cost reduction actions and the comparison to a weak quarter last year (which included the impact from the devaluation of the Angolan Kwanza) that more than offset lower pricing and higher delivered product costs (which include an unfavorable currency hedge year-on-year comparison).

Other	29.9	15.2%	29.6	15.9%	1%	The 70 bps reduction reflected pricing and sales volume gains that were more than offset by field investments.
Subtotal at fixed FX	422.0	13.4%	416.4	13.5%	1%
Corporate
Special Gains/(Ch.)	(7.7)		(6.3)			2017: Primarily Anios and Swisher acquisition and integration charges 2016: Primarily restructuring and Swisher acquisition and integration charges

Corp. Expense	(41.7)		(41.8)			Includes Nalco intangible amortization of $42 million in 2017 and 2016.
Total Corporate Exp.	(49.4)		(48.1)
FX	0.7		3.2

Consolidated Op. Inc.	$ 373.3	11.8%	$ 371.5	12.0%	0%

2017 adjusted fixed operating currency margin was 12.0%, a 10 bps decrease vs. the equivalent 2016 margin of 12.1%. The margin decline reflected growth in Global Energy income as well as pricing, volume growth and cost savings initiatives in our Global Institutional, Global Industrial and Other segments, which were more than offset by higher delivered product costs (which include an unfavorable currency hedge year-on-year comparison) and investments in the business during the quarter.

*See Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated May 2, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	6

1Q 2017 Balance Sheet / Cash Flow

Summary Balance Sheet
	March 31			March 31
(millions, unaudited)	2017	2016	(millions, unaudited)	2017	2016
Cash and cash eq.	$ 212.1	$ 268.5	Short-term debt	$ 1,699.4	$ 1,756.6
Accounts receivable, net	2,358.0	2,248.8	Accounts payable	1,039.3	986.1
Inventories	1,428.3	1,386.1	Other current liabilities	1,466.6	1,416.8
Other current assets	308.9	291.5	Long-term debt	5,841.6	5,082.8
PP&E, net	3,424.9	3,227.0	Pension/Postretirement	1,014.4	1,112.4
Goodwill and intangibles	11,033.8	10,506.0	Other liabilities	1,283.2	1,335.0
Other assets	457.0	413.9	Total equity	6,878.5	6,652.1
Total assets	$ 19,223.0	$ 18,341.8	Total liab. and equity	$ 19,223.0	$ 18,341.8

Selected Cash Flow items			Selected Balance Sheet measures
	Three Months Ended
	March 31			March 31
(millions, unaudited)	2017	2016	(unaudited)	2017	2016
Cash from op. activities (*)	$ 425.7	$ 472.5	Total Debt/Total Capital	52.3%	50.7%
Depreciation	142.2	139.6	Net Debt/Total Capital	51.6%	49.7%
Amortization	73.8	72.6	Net Debt/EBITDA(**)	2.6	2.7
Capital expenditures	152.0	140.1	Net Debt/Adjusted EBITDA(**)	2.5	2.3

(*) The decrease in cash from operating activities in the first quarter of 2017 reflects the timing of prior year tax payments.

(**) EBITDA and Adjusted EBITDA are non-GAAP measures.  EBITDA is defined as the sum of operating income, depreciation and amortization. Adjusted EBITDA is defined as the sum of adjusted operating income, depreciation and amortization. The inputs to EBITDA reflect the trailing twelve months of activity for the period presented. See “Non-GAAP Financial Measures” section of this presentation corresponding reconciliations.

Please see Ecolab’s news release dated May 2, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	7

2017 Outlook

Focus

◢Drive strong execution

▪	Maintain aggressive new business efforts
▪	Continue strong innovation emphasis
▪	Offset raw material inflation through pricing

◢  Fully capitalize on energy market improvement

◢Continue to drive supply chain efficiency programs to help drive ongoing margin improvement

◢Continue to fully fund innovation, digital and enterprise system investments

◢Capitalize on the right M&A opportunities

Please see Ecolab’s news release dated May 2, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	8

Appendix

Please see Ecolab’s news release dated May 2, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	9

Non-GAAP Financial Measures

	First Quarter Ended
(unaudited)	March 31
(millions, except percent)	2017	2016

Net Sales
Reported GAAP net sales	$ 3,161.6	$ 3,097.4
Effect of foreign currency translation	(1.1)	(6.2)
Non-GAAP fixed currency sales	$ 3,160.5	$ 3,091.2

Cost of Sales
Reported GAAP cost of sales	$ 1,691.5	$ 1,631.4
Special (gains) and charges	1.5	0.0
Non-GAAP adjusted cost of sales	$ 1,690.0	$ 1,631.4

Gross Margin
Reported gross margin	46.5%	47.3%
Non-GAAP adjusted gross margin	46.5%	47.3%

Operating Income
Reported GAAP operating income	$ 373.3	$ 371.5
Effect of foreign currency translation	(0.7)	(3.2)
Non-GAAP fixed currency operating income	$ 372.6	$ 368.3

Reported GAAP operating income	$ 373.3	$ 371.5
Special (gains) and charges	7.7	6.3
Non-GAAP adjusted operating income	381.0	377.8
Effect of foreign currency translation	(0.7)	(3.2)
Non-GAAP adjusted fixed currency operating income	$ 380.3	$ 374.6

Operating Income Margin
Reported GAAP operating income margin	11.8%	12.0%
Non-GAAP adjusted fixed currency operating income margin	12.0%	12.1%

Please see Ecolab’s news release dated May 2, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	10

Non-GAAP Financial Measures

	First Quarter Ended
(unaudited)	March 31
(millions, except percent and per share)	2017	2016

Net Income Attributable to Ecolab
Reported GAAP net income attributable to Ecolab	$ 253.5	$ 230.8
Special (gains) and charges, after tax	5.2	4.4
Discrete tax net expense (benefit)	(22.8)	(4.8)
Non-GAAP adjusted net income attributable to Ecolab	$ 235.9	$ 230.4

Diluted Earnings per Share Attributable to Ecolab ("EPS")
Reported GAAP diluted EPS	$ 0.86	$ 0.77
Special (gains) and charges, after tax	0.02	0.01
Discrete tax net expense (benefit)	(0.08)	(0.02)
Non-GAAP adjusted diluted EPS	$ 0.80	$ 0.77

Provision for Income Taxes
Reported GAAP tax rate	17.4%	24.0%
Special gains and charges	0.3	0.2
Discrete tax items	7.2	1.5
Non-GAAP adjusted tax rate	24.9%	25.7%

EBITDA (trailing twelve months ended)
Net income including non-controlling interest	$ 1,271.9	$ 1,013.8
Provision for income taxes	383.9	284.1
Interest expense, net	261.0	247.2
Depreciation	571.7	557.0
Amortization	287.2	297.5
EBITDA	$ 2,775.7	$ 2,399.6
Special (gains) and charges impacting EBITDA	106.9	493.3
Adjusted EBITDA	$ 2,882.6	$ 2,892.9

Please see Ecolab’s news release dated May 2, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	11